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                                                                     Exhibit 8.1


                                       December 22, 1997



       Re:    IMC Securities, Inc.
              Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8 Registration Statement on Form S-3 No. 333-31197

Ladies and Gentlemen:

        We have acted as counsel to IMC Securities Inc. in connection with the preparation and filing of the registration statement on Form S-3 (such registration statement, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), in respect of the IMC Adjustable Rate Home Equity Loan Asset Backed Notes, Series 1997-8 (the "Notes"). Our opinions formed the basis for the description of federal income tax consequences appearing under the heading "Federal Income Tax Consequences" in the prospectus supplement contained in the Registration Statement. Such description does not purport to discuss all possible federal income tax consequences of an investment in the Notes, but with respect to their consequences which are discussed, it is our opinion that the description is accurate. In addition, assuming issuance of Notes, it is our opinion that the Notes will be characterized as debt issued by, and not equity in, the IMC Home Equity Loan Owner Trust 1997-8 (the "Trust") and the Trust will not be characterized as an association (or publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code) (the "Code") or as a taxable mortgage pool within the meaning of Section 7701(i) of the Code.

        We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm in the Registration Statement and related prospectus supplement under the heading "Federal Income Tax Consequences."

                                                   Very truly yours,


                                                   /s/ Arter & Hadden LLP
                                                   Arter & Hadden LLP